                                                                     Exhibit d.4

                                AUCTION PREFERRED
                    SHARE(S) OF BENEFICIAL INTEREST, SERIES A

                          PAR VALUE $0.00001 PER SHARE
                    $25,000 Liquidation Preference per Share

Number
   1

THIS CERTIFICATE IS TRANSFERABLE                               CUSIP 72201C 20 8
IN BOSTON OR IN NEW YORK CITY                               SEE REVERSE SIDE FOR
                                                             CERTAIN DEFINITIONS

                   PIMCO CALIFORNIA MUNICIPAL INCOME FUND III
                                SHARE CERTIFICATE



     This certifies that Cede & Co. is the owner of ___________________ (______) fully paid and non-assessable Auction Preferred Share(s) of Beneficial Interest, Series A, Par Value $0.00001 Per Share, $25,000 Liquidation Preference Per Share, of PIMCO California Municipal Income Fund III, the said shares being issued, received and held under and subject to the terms and provisions of the Agreement and Declaration of Trust dated as of August 20, 2002, establishing PIMCO California Municipal Income Fund III, and all amendments and restatements thereto, copies of which are on file with the Secretary of State of The Commonwealth of Massachusetts, and to the terms and provisions of the Amended and Restated Bylaws of PIMCO California Municipal Income Fund III, copies of which are on file with the Secretary of the Fund. The said owner by accepting this certificate agrees to and is bound by all of the said terms and provisions. The shares represented hereby are transferable in writing by the owner thereof in person or by attorney upon surrender of this certificate to the Trustees properly endorsed for transfer. This certificate is executed on behalf of the Trustees of the Fund as Trustees and not individually and the obligations hereof are not binding upon any of the Trustees, officers or shareholders of the Fund individually but are binding only upon the assets and property of the Fund. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

     Witness the seal of the Fund and the signatures of its duly authorized officers.

Dated:
Countersigned and Registered:
  Deutsche Bank Trust Company Americas
  (New York, New York)
  Transfer Agent and Registrar

BY:

_______________________________    ______________________       ________________

     Authorized Signature                Treasurer                  President

     Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

     This certificate is issued subject to the provisions restricting transfers of the Auction Preferred Shares of Beneficial Interest, Series A, contained in the Amended and Restated Bylaws of PIMCO California Municipal Income Fund III.

EXPLANATION OF ABBREVIATIONS

     The following abbreviations when used in the form of ownership on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations. Abbreviations in addition to those appearing below, may be used.

Abbreviation         Equivalent                                           Abbreviation              Equivalent
------------         ----------                                           ------------              ----------
JT TEN               As joint tenants, with rights of survivorship        TEN IN COM                As tenants in common
                     and not as tenants in common                         TEN BY ENT                As tenants by the entireties
                                                                          UNIF TRANSFERS MIN ACT    Uniform Transfers to Minors Act

Abbreviation         Equivalent                                           Abbreviation              Equivalent
------------         ----------                                           ------------              ----------
ADM                  Administrator(s)                                     FDN                       Foundation
                     Administratrix                                       PL                        Public Law
AGMT                 Agreement                                            TR                        (As) trustee(s) for, of
CUST                 Custodian for                                        UA                        Under Agreement
EST                  Estate, Of estate of                                 UW                        Under will of, Of will of,
EX                   Executor(s), Executrix                                                         Under last will & testament
FBO                  For the benefit of

     Additional abbreviations may also be used though not in the above list.

                                  TRANSFER FORM

     For value received, ____________________ hereby sell, assign and transfer
unto:                           (I/We)

     PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

     ___________________        ________________________________________________
                                Please Print or Typewrite Name and Address
                                (including postal Zip Code of Assignee)

     ___________________________________________________________________________

     ___________________________________________________________________________

     ________________________________ shares represented by this Certificate, and do hereby irrevocably constitute and appoint ______________________________ Attorney, to transfer such beneficial interest on the books of the Fund named therein with full power of substitution in the premises.

Dated _________________, _______
                                    Signature(s)________________________________
Signature Guaranteed By                        (The signature of this assignment
                                                must correspond exactly with the
                                                name as written upon the face of
                                                this Certificate in every
                                                particular, without alteration
                                                or enlargement or any change
                                                whatsoever. If more than one
                                                owner, all must sign).

___________________________________
(Signature must be guaranteed by a
commercial bank or trust company or
member firm of any national stock
exchange.)

                                IMPORTANT NOTICE

     When you sign your name to the Transfer Form without filling in the name of your "Assignee" this certificate becomes fully negotiable, similar to a check endorsed in blank. Therefore, to safeguard a signed certificate, it is recommended that you fill in the name of the new owner in the "Assignee" space.

     Alternatively, instead of using this Transfer Form, you may sign a separate "stock power" form and then mail the unsigned certificate and the signed "stock power" in separate envelopes. For added protection, use registered mail for a certificate.

                                AUCTION PREFERRED
                    SHARE(S) OF BENEFICIAL INTEREST, SERIES B

                          PAR VALUE $0.00001 PER SHARE
                    $25,000 Liquidation Preference per Share

Number
------
  1

THIS CERTIFICATE IS TRANSFERABLE                              CUSIP 72201C 30 7
IN BOSTON OR IN NEW YORK CITY                              SEE REVERSE SIDE FOR
                                                            CERTAIN DEFINITIONS

                   PIMCO CALIFORNIA MUNICIPAL INCOME FUND III
                                SHARE CERTIFICATE

     This certifies that Cede & Co. is the owner of ___________________ (______) fully paid and non-assessable Auction Preferred Share(s) of Beneficial Interest, Series B, Par Value $0.00001 Per Share, $25,000 Liquidation Preference Per Share, of PIMCO California Municipal Income Fund III, the said shares being issued, received and held under and subject to the terms and provisions of the Agreement and Declaration of Trust dated as of August 20, 2002, establishing PIMCO California Municipal Income Fund III, and all amendments and restatements thereto, copies of which are on file with the Secretary of State of The Commonwealth of Massachusetts, and to the terms and provisions of the Amended and Restated Bylaws of PIMCO California Municipal Income Fund III, copies of which are on file with the Secretary of the Fund. The said owner by accepting this certificate agrees to and is bound by all of the said terms and provisions. The shares represented hereby are transferable in writing by the owner thereof in person or by attorney upon surrender of this certificate to the Trustees properly endorsed for transfer. This certificate is executed on behalf of the Trustees of the Fund as Trustees and not individually and the obligations hereof are not binding upon any of the Trustees, officers or shareholders of the Fund individually but are binding only upon the assets and property of the Fund. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

     Witness the seal of the Fund and the signatures of its duly authorized officers.

Dated:
Countersigned and Registered:
  Deutsche Bank Trust Company Americas
  (New York, New York)
  Transfer Agent and Registrar

BY:

_______________________________      _____________________     _________________

    Authorized Signature                  Treasurer                President

     Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

     This certificate is issued subject to the provisions restricting transfers of the Auction Preferred Shares of Beneficial Interest, Series B, contained in the Amended and Restated Bylaws of PIMCO California Municipal Income Fund III.

EXPLANATION OF ABBREVIATIONS

     The following abbreviations when used in the form of ownership on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations. Abbreviations in addition to those appearing below, may be used.

Abbreviation         Equivalent                                        Abbreviation             Equivalent
------------         ----------                                        ------------             ----------
JT TEN               As joint tenants, with rights of survivorship     TEN IN COM               As tenants in common
                     and not as tenants in common                      TEN BY ENT               As tenants by the entireties
                                                                       UNIF TRANSFERS MIN ACT   Uniform Transfers to Minors Act

Abbreviation         Equivalent                                        Abbreviation             Equivalent
------------         ----------                                        ------------             ----------
ADM                  Administrator(s)                                  FDN                      Foundation
                     Administratrix                                    PL                       Public Law
AGMT                 Agreement                                         TR                       (As) trustee(s) for, of
CUST                 Custodian for                                     UA                       Under Agreement
EST                  Estate, Of estate of                              UW                       Under will of, Of will of,
EX                   Executor(s), Executrix                                                     Under last will & testament
FBO                  For the benefit of

    Additional abbreviations may also be used though not in the above list.

                                  TRANSFER FORM
                                  -------------

     For value received, ____________________ hereby sell, assign and transfer
unto:                          (I/We)
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

     _________________          ________________________________________________
                                Please Print or Typewrite Name and Address
                                (including postal Zip Code of Assignee)

     ___________________________________________________________________________

     ___________________________________________________________________________

     ________________________________ shares represented by this Certificate, and do hereby irrevocably constitute and appoint ______________________________ Attorney, to transfer such beneficial interest on the books of the Fund named therein with full power of substitution in the premises.

Dated _________________, _______

                                     Signature(s)_______________________________
Signature Guaranteed By                          (The signature of this
                                                 assignment must correspond
                                                 exactly with the name as
                                                 written upon the face of this
                                                 Certificate in every
                                                 particular, without alteration
                                                 or enlargement or any change
                                                 whatsoever. If more than one
                                                 owner, all must sign).

____________________________________
(Signature must be guaranteed by a
commercial bank or trust company or
member firm of any national stock
exchange.)

                                IMPORTANT NOTICE

     When you sign your name to the Transfer Form without filling in the name of your "Assignee" this certificate becomes fully negotiable, similar to a check endorsed in blank. Therefore, to safeguard a signed certificate, it is recommended that you fill in the name of the new owner in the "Assignee" space.

     Alternatively, instead of using this Transfer Form, you may sign a separate "stock power" form and then mail the unsigned certificate and the signed "stock power" in separate envelopes. For added protection, use registered mail for a certificate.